Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

June 28, 2023

PDC Energy, Inc.

1099 18th Street, Suite 1500

Denver, CO 80202

Ladies and Gentlemen:

We have acted as special counsel to PDC Energy, Inc., a Delaware corporation (“PDC”), in connection with the proposed merger (the “Merger”) of Bronco Merger Sub Inc., a Delaware corporation (“Merger Subsidiary”), with and into PDC, with PDC as the surviving corporation, as contemplated by the Agreement and Plan of Merger, dated as of May 21, 2023, by and among Chevron Corporation, a Delaware corporation (“Chevron”), Merger Subsidiary and PDC (together with all exhibits and schedules thereto, in each case as amended or supplemented through the date hereof, the “Merger Agreement”). At your request, and in connection with the effectiveness of the Form S-4 of Chevron relating to the Merger and initially filed with the SEC on June 20, 2023, including the proxy statement/prospectus of PDC contained therein (and, in each case, any exhibit, appendix, schedule or similar attachment thereto, in each case as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion as to certain U.S. federal income tax matters. Except as otherwise provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. In addition, we have assumed that: (i) the Merger and related transactions will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements and representations concerning the Merger and the parties thereto set forth in the Merger Agreement are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iii) any such statements and representations qualified by knowledge, expectation, belief, materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (v) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, and (vi) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

PDC Energy, Inc.

June 28, 2023

Based upon and subject to the foregoing and the assumptions, exceptions, limitations and qualifications set forth herein and described in the Registration Statement under the section titled “THE MERGER—Material U.S. Federal Income Tax Consequences,” we hereby confirm that the discussion set forth in such section constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to “U.S. holders” (as defined in such section) of PDC common stock.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger and related transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform PDC of any such change or inaccuracy that may occur or come to our attention. We are furnishing this opinion to you in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz